Exhibit 21.1


                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION


Name of Subsidiary                                 Jurisdiction of Incorporation

The American Crane Corporation                               North Carolina
American Crane International B.V.                           The Netherlands
Amida Industries, Inc.                                       South Carolina
Atlas Terex UK Limited                                       United Kingdom
Atlas Munchen Baumaschinen-und
  Fahrzeugtechnik Vertriebs-und
Service GmbH                                                        Germany
Atlasquip Ltee.                                                      Canada
Atlas Weyhausen Norge A/S                                            Norway
Atlas Terex GmbH                                                    Germany
BCP Construction Products, Inc.                                    Delaware
BHS Baumaschinen Handels-und Service GmbH                           Germany
BL - Pegson USA, Inc.                                           Connecticut
BL - Pegson Limited                                          United Kingdom
Benford Limited                                              United Kingdom
Brown Lenox & Co. Limited                                    United Kingdom
Brownwood Ross Company                                                Texas
Bucyrus Construction Products, Inc.                                Delaware
CMI Belgium NV                                                      Belgium
CMI Cedar Falls, Inc.                                                  Iowa
CMI-Cifali Equipamentos, Ltda.                                       Brazil
CMI Dakota Company                                             South Dakota
CMI Energy Conversion Systems, Inc.                                Oklahoma
CMI International (U.K.) Ltd.                                United Kingdom
CMI Johnson Corporation                                            Illinois
CMI Limited Partnership                                            Oklahoma
CMI OIL Corporation                                                Oklahoma
CMI Sales Company                                                  Oklahoma
CMI Terex Corporation                                              Oklahoma
CMP Limited                                                  United Kingdom
C.P.V. (UK) Ltd.                                             United Kingdom
C.P.V. Refurbishing Ltd.                                            Ireland
Cedarapids, Inc.                                                       Iowa
Cliffmere Limited                                            United Kingdom
Coleman Engineering, Inc.                                         Tennessee
Comet Coalification Limited                                  United Kingdom
Container Design Ltd.                                               Ireland
Container Engineering Ireland Limited                               Ireland
Containers & Pressure Vessels Limited                               Ireland
Crookhall Coal Company Limited                               United Kingdom
Drion Constructie B.V. B.A.                                         Belgium
EarthKing, Inc.                                                    Delaware
EarthKing Performance & Safety Solutions, Inc.                     Delaware
Econstructionparts, LLC                                            Delaware
Energy and Mineral Processing Limited                              Scotland
Exlo Ltd.                                                          Thailand
Fairfield Insurance Limited                                      N. Ireland
Fermec S.A.                                                          France
Fermec Holding Ltd.                                          United Kingdom
Fermec International Ltd.                                    United Kingdom
Fermec Manufacturing Ltd.                                    United Kingdom
Fermec North America Ltd.                                    United Kingdom
Fermec Trustees Ltd.                                         United Kingdom
Finlay Block Machinery Limited                                   N. Ireland
Finlay Hydrascreen USA, Inc.                                       Michigan
Finlay Hydrascreens (Omagh) Limited                              N. Ireland
Finlay Plant (UK) Ltd.                                       United Kingdom
Finlay (Site Handlers) Limited                                   N. Ireland
Foray 827 Limited                                            United Kingdom
Fuchs-Bagger GmbH & Co. KG                                          Germany
Fuchs-Bagger Verwaltungs GmbH                                       Germany
Fyne Limited                                                 United Kingdom
Fyne Machineries Limited                                     United Kingdom
Gatewood Engineers Limited                                   United Kingdom
Gru Comedil S.r.l.                                                    Italy
HFM Hohenloher Fahrzeuge-und Maschinenteile GmbH                    Germany
IMACO Blackwood Hodge Group Limited                          United Kingdom
IMACO Blackwood Hodge Limited                                United Kingdom
IMACO Trading Limited                                        United Kingdom
I.T. Rapid Solutions, LLC                                          Delaware
Industrial Conveyor's Sdn Bhd                                      Malaysia
International Machinery Company Limited                      United Kingdom
Inter-Techno-Commerce SA                                        Switzerland
J.C. Abbott & Co. Ltd.                                       United Kingdom
Jaques (Singapore) Pte Ltd                                        Singapore
Jaques (Thailand) Limited                                          Thailand
Jaques International Limited                                      Hong Kong
Jaques International Holdings Pty. Ltd.                           Australia
Jaques International Sdn Bhd                                       Malaysia
John Finlay (Engineering) Limited                                N. Ireland
Karl Schaeff GmbH & Co.                                             Germany
Keir & Cawder (Engineering) Limited                                Scotland
Koehring Cranes, Inc.                                              Delaware
Kueken (UK) Ltd.                                             United Kingdom
Machinery Investment Corporation                                   Oklahoma
Matbro (N.I.) Limited                                            N. Ireland
Moffett Iberica S.A.                                                  Spain
NGW Supplies Limited                                         United Kingdom
New Terex Holdings UK Limited                                United Kingdom
Nippon Schaeff K.K.                                                   Japan
O & K Orenstein & Koppel (South Africa) Pty. Ltd.              South Africa
O & K Orenstein & Koppel Limited                             United Kingdom
O & K Orenstein & Koppel, Inc.                                     Delaware
O & K Orenstein & Koppel Inc.                                        Canada
Orenstein & Koppel Australia Pty Ltd.                             Australia
Payhauler Corp.                                                    Illinois
Pegson Group Limited                                         United Kingdom
PiCo Real Estate, Inc.                                             Delaware
Potratz GmbH                                                        Germany
Potratz Baumaschinen GmbH & Co.                                     Germany
Powerscreen (G.B.) Limited                                   United Kingdom
Powerscreen Holdings USA Inc.                                      Delaware
Powerscreen International (Canada) ULC                               Canada
Powerscreen International Distribution Limited                   N. Ireland
Powerscreen International (UK) Limited                       United Kingdom
Powerscreen International LLC                                      Delaware
Powerscreen International Limited                            United Kingdom
Powerscreen Limited                                                 Ireland
Powerscreen Manufacturing Limited                                N. Ireland
Powerscreen North America Inc.                                     Delaware
Powerscreen USA LLC                                                Kentucky
Powerscreen USC Inc.                                               Delaware
Powersizer Limited                                           United Kingdom
PPM Cranes, Inc.                                                   Delaware
PPM Deutschland GmbH Terex Cranes                                   Germany
PPM Far East Ltd.                                                 Singapore
P.P.M. S.A.S.                                                        France
Precision Powertrain (UK) Limited                            United Kingdom
Product Support, Inc.                                              Oklahoma
Progressive Components, Inc.                                       Illinois
R.M. Barton Co., Inc.                                              Oklahoma
R&R Limited                                                  United Kingdom
Rhaeader Colliery Co. Limited                                United Kingdom
Royer Industries, Inc.                                         Pennsylvania
Schaeff GmbH                                                        Germany
Schaeff Biegetechnik GmbH                                           Germany
Schaeff Biegetechnik Besitz GmbH & Co. KG                           Germany
Schaeff, Incorporated                                                  Iowa
Schaeff & Co. UK                                             United Kingdom
Schaeff Ersatzteile Service Beteilgungs GmbH                        Germany
Schaeff Ersatzeile-Service GmbH & Co. KG                            Germany
Schaeff France SARL                                                  France
Schaeff Gesellscaft fur Auslandsbeteiligungen GmbH                  Germany
Schaeff Grundbesitz GmbH & Co. Gbr                                  Germany
Schaeff Holding GmbH & Co. KG                                       Germany
Schaeff Holding Verwaltungs GmbH                                    Germany
Schaeff Komponenten Beteiligungs GmbH                               Germany
Schaeff Komponenten GmbH & Co. KG                                   Germany
Schaeff Limited                                              United Kingdom
Schaeff Machinery (Shanghai) Co., Ltd.                                China
Schaeff of North America, Inc.                                     Delaware
Schaeff Service Limited                                      United Kingdom
Sempurna Enterprise (Malaysia) Sdn Bhd                             Malaysia
Sim-Tech Management Limited                                       Hong Kong
Spinnaker Insurance Company                                         Vermont
Standard Havens Products, Inc.                                     Delaware
Standard Havens, Inc.                                              Delaware
Sure Equipment (Sales) Limited                               United Kingdom
Sure Equipment (Scotland) Limited                            United Kingdom
Sure Equipment (Southern) Limited                            United Kingdom
Sure Equipment Group Limited                                 United Kingdom
Telelect Canada, Ltd.                                                Canada
Telelect Southeast Distribution, Inc.                             Tennessee
Terex Mining Australia Pty. Ltd.                                  Australia
Terex Aerials Limited                                               Ireland
Terex Aerials, Inc.                                               Wisconsin
Terex Australia Pty. Ltd.                                         Australia
Terex Aviation Ground Equipment, Inc.                              Delaware
Terex Bartell, Inc.                                                Delaware
Terex Bartell, Ltd.                                                  Canada
Terex Cranes (Australia) Pty. Ltd.                                Australia
Terex Cranes, Inc.                                                 Delaware
Terex Cranes (UK) Ltd.                                       United Kingdom
Terex Equipment Limited                                      United Kingdom
Terex Lifting Espana, S.l.u.                                          Spain
Terex European Holdings B.V.                                The Netherlands
Terex Finance, Inc.                                                Delaware
Terex Germany GmbH & Co. K.G.                                       Germany
Terex International Financial Services Company                   N. Ireland
Terex Italia S.r.l.                                                   Italy
TerexLift S.r.l.                                                      Italy
Terex Lifting Australia Pty. Ltd.                              South Africa
Terex Lifting U.K. Limited                                   United Kingdom
Terex Mining Equipment, Inc.                                       Delaware
Terex Netherlands Holdings B.V.                             The Netherlands
Terex of Western Michigan, Inc.                                    Michigan
Terex Real Property, Inc.                                      Pennsylvania
Terex UK Limited                                             United Kingdom
Terex West Coast, Inc.                                         South Dakota
Terex-RO Corporation                                                 Kansas
Terex-Telelect, Inc.                                               Delaware
Terex Vervaltungs GmbH                                              Germany
Tower Cranes, Inc.                                                 New York
Transport Trailer Manufacturing Company                            Oklahoma
Unit Rig (Canada) Ltd.                                               Canada
Unit Rig (South Africa) Pty. Ltd.                              South Africa
Utility Equipment, Inc.                                              Oregon
Webster Schaeff & Co.                                        United Kingdom